UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 7, 2012

Date of Report (Date of earliest event reported)

Verso Paper Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

Verso Paper Holdings LLC

(Exact name of registrant as specified in its charter)

Delaware	333-142283	56-2597634
(State of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

6775 Lenox Center Court, Suite 400

Memphis, Tennessee 38115-4436

(Address, including zip code, of principal executive offices)

(901) 369-4100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Information

Amendments to Exchange Offers and Consent Solicitations for Second Priority Senior Secured Floating Rate Notes due 2014 and 11 3/8% Senior Subordinated Notes due 2016

On May 7, 2012, Verso Paper Holdings LLC (“Verso Holdings”), a wholly owned subsidiary of Verso Paper Corp. (“Verso” and, together with Verso Holdings, the “Registrants”) and Verso Paper Inc., a subsidiary of Verso Holdings (together with Verso Holdings, the “Issuers”) issued a news release announcing that they had amended certain terms of their previously announced exchange offers and consent solicitations with respect to their second priority senior secured floating rate notes due 2014 (the “Old Secured Floating Rate Notes”; and such exchange offer, the “Old Secured Floating Rate Notes Exchange Offer/Consent Solicitation”) and with respect to their 11 3/8% senior subordinated notes due 2016 (the “Old Subordinated Notes”; and such exchange offer, the “Old Subordinated Notes Exchange Offer/Consent Solicitation,” and, together with the Old Secured Floating Rate Notes Exchange Offer/Consent Solicitation, the “Exchange Offers/Consent Solicitations”).

Among other things, the amendments to both Exchange Offers/Consent Solicitations included the following changes with respect to certain covenants relating to the new series of 11.75% secured notes due 2019 (the “New Notes”) to be issued in the Exchange Offers/Consent Solicitations: (a) revising the definition of “Existing Fixed Rate Second-Lien Notes” to include certain refinancings or exchanges of these notes, (b) revising the indebtedness covenant by imposing certain additional requirements therein relating to the refunding or refinancing of the Issuers’ existing second-lien notes; and (c) revising the restricted payments covenant to impose additional restrictions on the ability of the Issuers to refinance existing second-lien notes and make certain other restricted payments. The amended covenant terms are set forth in more detail in separate supplements, each dated as of May 7, 2012, to each of the Issuers’ confidential offering memorandums and consent solicitation statements relating to the Exchange Offers/Consent Solicitations.

Tendered Old Subordinated Notes may be withdrawn before the withdrawal deadline of 5:00 p.m., New York City time, on May 8, 2012. Tendered Old Secured Floating Rate Notes may no longer be withdrawn, except to the extent that the Issuers are required by law to provide additional withdrawal rights.

Except as set forth herein, in the supplements dated as of April 25, 2012, and May 7, 2012, to the Issuers’ confidential offering memorandum and consent solicitation statement dated as of March 28, 2012, and the related consent and letter of transmittal (collectively, the “Old Secured Floating Rate Notes Exchange Offer Documents”) and in Verso’s news release issued on April 11, 2012, the complete terms and conditions of the Old Secured Floating Rate Notes Exchange Offer/Consent Solicitation remain the same as set forth in the Old Secured Floating Rate Notes Exchange Offer Documents, copies of which were previously distributed to eligible holders of the Old Secured Floating Rate Notes.

Except as set forth herein and in the supplement dated as of May 7, 2012, to the Issuers’ confidential offering memorandum and consent solicitation statement dated as of April 25, 2012, and the related consent and letter of transmittal (collectively, the “Old Subordinated Notes Exchange Offer Documents”), the complete terms and conditions of the Old Subordinated Notes Exchange Offer/Consent Solicitation remain the same as set forth in the Old Subordinated Notes Exchange Offer Documents, copies of which were previously distributed to eligible holders of the Old Subordinated Notes.

If any of the conditions to either of the Exchange Offers/Consent Solicitations is not satisfied, the Issuers may terminate the applicable Exchange Offer/Consent Solicitation and return tendered Old Secured Floating Rate Notes or Old Subordinated Notes not previously accepted, as applicable. The Issuers have the right to waive any of the conditions with respect to the Old Secured Floating Rate Notes and the Old Subordinated Notes. In addition, the Issuers have the right, in their sole discretion, to terminate either or both of the Exchange Offers/Consent Solicitations at any time, subject to applicable law.

For additional information concerning the foregoing, a copy of the news release dated May 7, 2012, is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The information in this Item 8.01, including Exhibit 99.1, shall be deemed to be incorporated by reference into the Old Secured Floating Rate Notes Exchange Offer Documents and Old Subordinated Notes Exchange Offer Documents.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	News release issued by Verso Paper Corp. on May 7, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each of the Registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2012

VERSO PAPER CORP.

By:	/s/ Robert P. Mundy
Robert P. Mundy
Senior Vice President and Chief Financial Officer

VERSO PAPER HOLDINGS LLC

By:	/s/ Robert P. Mundy
Robert P. Mundy
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	News release issued by Verso Paper Corp. on May 7, 2012.